Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 3: Ardsley Advisory Partners LP

Date of Earliest Transaction Required to be Reported: October 22, 2019

Issuer Name and Ticker Symbol: Sunopta Inc. (STKL)

Names:	Ardsley Advisory Partners LP (the “Advisor”), Ardsley Advisory Partners GP LLC (“Advisor General Partner”), Ardsley Partner I GP LLC (the “General Partner”), Philip J. Hempleman, Ardsley Partners Renewable Energy Fund, L.P. (the “Renewable Energy Fund”), Ardsley Duckdive Fund, L.P. (the “Duckdive Fund”), Ardsley Healthcare Fund, L.P. (the “Healthcare Fund”), and Ardsley Ridgecrest Partners Fund, L.P. (the “Ridgecrest Fund”)

Address:	Ardsley Advisory Partners LP 262 Harbor Drive, 4th Floor Stamford, CT 06902

Signatures:

The undersigned, Ardsley Advisory Partners LP, Ardsley Advisory Partners GP LLC, Ardsley Partners I GP LLC, Philip J. Hempleman, Ardsley Partners Renewable Energy Fund, L.P., Ardsley Duckdive Fund, L.P, Ardsley Healthcare Fund, L.P., and Ardsley Ridgecrest Partners Fund, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 3 with respect to the beneficial ownership of securities of Sunopta Inc.

ARDSLEY ADVISORY PARTNERS LP

By: Ardsley Advisory Partners GP LLC, its General Partner

By: /s/ Steve Napoli

ARDSLEY ADVISORY PARTNERS GP LLC

By: /s/ Steve Napoli, Partner

ARDSLEY PARTNER I GP LLC

By: /s/ Steve Napoli, Partner

PHILIP J. HEMPLEMAN

By: Steve Napoli, as attorney in fact for Philip J. Hempleman

By: /s/ Steve Napoli

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P.

By: Ardsley Partners I GP LLC, General Partner

By: /s/ Steve Napoli, General Partner

ARDSLEY DUCKDIVE FUND, L.P.

By: Ardsley Partners I GP LLC, General Partner

By: /s/ Steve Napoli, General Partner

ARDSLEY HEALTHCARE FUND, L.P.

By: Ardsley Partners I GP LLC, General Partner

By: /s/ Steve Napoli, General Partner

ARDSLEY RIDGECREST PARTNERS FUND, L.P.

By: Ardsley Partners I GP LLC, General Partner

By: /s/ Steve Napoli, General Partner